SHAREHOLDER SERVICES
P O Box 8390
Boston, MA 02266-8390                                      [LOGO OF MEMBERS(TM)]
800.877.6089                                                    MUTUAL FUNDS
www.membersfunds.com
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                              IMPORTANT PROXY NEWS

                               PLEASE VOTE TODAY!
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  Dear Shareholder:

  Recently, we distributed proxy materials regarding the Meeting of Shareholders of the MEMBERS Mutual Funds. This meeting is scheduled for June 25, 2009, at 9:00 a.m. Central time at 5810 Mineral Point Road, Madison, Wisconsin. To date, our records indicate that we have not received your voting instructions.

  After careful consideration, the Board of Trustees of the Funds recommends that shareholders of each Fund vote "FOR" each proposal. Your vote is important no matter how many shares you own. WE URGE YOU TO ACT PROMPTLY IN ORDER TO ALLOW US TO OBTAIN A SUFFICIENT NUMBER OF VOTES AND AVOID THE COST OF ADDITIONAL SOLICITATION.


   FOR YOUR CONVENIENCE, PLEASE UTILIZE ANY OF THE FOLLOWING METHODS TO SUBMIT YOUR PROXY:

   1. BY INTERNET.

      Follow the simple instructions on your proxy ballot.

   2. BY TOUCH-TONE PHONE.

      Follow the simple instructions on your proxy ballot.

   3. BY MAIL.

      Simply return your executed proxy card in the envelope provided. However, please try to utilize one of the FIRST TWO options above to register your vote, so it may be received more quickly.

             WE NEED YOUR HELP. PLEASE SUBMIT YOUR PROXY VOTE TODAY!

                                                                      Remail0609

 ADVISED BY: MEMBERS Capital Advisors, Inc. o 5910 Mineral Point Road o Madison,
                                  WI 53705-4456
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        DISTRIBUTED BY: CUNA Brokerage Services, Inc., Member FINRA/SIPC